Calculation of Filing Fee Tables
S-3
CALIFORNIA WATER SERVICE GROUP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(o)	35,000,000,000		$ 350,000,000.00	0.0001531	$ 53,585.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 350,000,000.00		$ 53,585.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 3,993.53
			Net Fee Due:						$ 49,591.47
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fees for the registrant's registration statement on Form S-3, filed by the registrant on May 14, 2025. The filing fee of $53,585 is calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) of the Securities Act. The amount of securities to be registered consists of $350,000,000 of an indeterminate number or amount of shares of common stock of California Water Service Group, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	California Water Service Group	S-3	333-264542	04/29/2022		$ 3,993.53	Equity	Common Stock, par value $0.01 per share		$ 43,080,150.65
Fee Offset Sources	2	California Water Service Group	S-3	333-264542		04/29/2022						$ 3,993.53
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant has previously registered the offer and sale of up to $350,000,000 of securities pursuant to a prospectus supplement filed on April 29, 2022 (the "April 2022 Prospectus Supplement") to the registration statement on Form S-3 (File No. 333-264542), which was initially filed with the Securities and Exchange Commission and became effective on April 28, 2022. In connection with the April 2022 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $32,445.00. Of the $350,000,000 of securities registered under the April 2022 Prospectus Supplement, $43,080,150.65 remains unsold (the "Unsold Securities"). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $3,993.53 that has already been paid and remains unused with respect to the Unsold Securities is hereby offset against the registration fee of $53,585.00 due for this offering. The offering that includes the Unsold Securities under the April 2022 Prospectus Supplement is hereby terminated.

Offset Note
[2]	The registrant has previously registered the offer and sale of up to $350,000,000 of securities pursuant to a prospectus supplement filed on April 29, 2022 (the "April 2022 Prospectus Supplement") to the registration statement on Form S-3 (File No. 333-264542), which was initially filed with the Securities and Exchange Commission and became effective on April 28, 2022. In connection with the April 2022 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $32,445.00. Of the $350,000,000 of securities registered under the April 2022 Prospectus Supplement, $43,080,150.65 remains unsold (the "Unsold Securities"). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $3,993.53 that has already been paid and remains unused with respect to the Unsold Securities is hereby offset against the registration fee of $53,585.00 due for this offering. The offering that includes the Unsold Securities under the April 2022 Prospectus Supplement is hereby terminated.